Exhibit 3-3b

                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                             PSE&G CAPITAL TRUST IV

      THIS Certificate of Amendment to the Certificate of Trust of PSE&G Capital Trust IV (the "Trust"), dated as of March 1, 2004, is being duly executed and filed by the undersigned trustee to amend the Certificate of Trust of the Trust, which was filed with the Secretary of State of the State of Delaware on December 21, 2001, under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

      1.  Name. The name of the statutory trust is PSE&G Capital Trust IV.

      2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Delaware Trustee to:

          Wachovia Trust Company, National Association.

      3. Effective Date. This Certificate of Amendment shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment as of the date and year first above written pursuant to
Section 3811 of the Act.

                                     WACHOVIA TRUST COMPANY, NATIONAL
                                     ASSOCIATION, as trustee

                                     By:       /s/ Sterling C. Correia
                                        ----------------------------------------
                                          Name:  Sterling C. Correia
                                          Title: Vice President

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                  Delivered 04:32 PM 03/01/2004
                                                     FILED 4:32 PM 03/01/2004
                                                   SRV 040155230 - 3472705 FILE